Exhibit 10.35

Conrad Lysiak

From: John Cecil [mailto:John@kalloinc.ca]
Sent: Monday, September 22, 2014 1:47 PM
To: Conrad Lysiak
Subject: FW: SEC Comments - 22 September 2014
Importance: High

Hi Conrad,

Please find Ryan's response….

Best regards

John Cecil
Chairman & CEO
Mobile: +1.647.919.5342

1745 Broadway, 17th Floor, New York, NY 10019, USA | P: 1 212 519 9864
675 Cochrane Drive, West Tower, Suite 630, Markham, ON L3R 0B8, Canada | P: 1 416 246 9997
www.kalloinc.ca

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From: Ryan Hodson <ryan@kodiak-capital.us>
Date: Monday, September 22, 2014 at 3:35 PM
To: John Cecil <John@kalloinc.ca>
Subject: Re: SEC Comments - 22 September 2014

Thank you -

The offering is in accordance with the SEC phone comments for an indirect primary offering; as a result, Kodiak is irrevocably bound to complete the transaction as long as the Company is in compliance with the Agreement.

All the Best,

Ryan

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